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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-42895, No. 33-42899, No. 33-42908, No. 33-42909, No. 33-04615 and No.
333-33336 on Form S-8 of our report dated August 1, 2001, relating to the financial statements of Empower Health, Inc. as of August 31, 2000 and for the period from March 21, 2000 (date of incorporation) to August 31, 2000, included in the Current Report on Form 8-K/A of American Healthways, Inc. dated August 20, 2001.



/s/ DELOITTE & TOUCHE LLP


Nashville, Tennessee
August 20, 2001